Exhibit 99.2

CANADA	SUPERIOR COURT
PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies' Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC. , a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And

ABITIBI-CONSOLIDATED INC. , a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And

BOWATER CANADIAN HOLDINGS INC. , a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices "A", "B" and "C";
Petitioners
And
ERNST & YOUNG INC. , a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;
Monitor

SEVENTEENTH REPORT OF THE MONITOR

OCTOBER 5, 2009

INTRODUCTION

1.               On April 17, 2009, Abitibi-Consolidated Inc. ("ACI") and its subsidiaries listed in Appendix "A" hereto (collectively with ACI, the "ACI Petitioners") and Bowater Canadian Holdings Incorporated ("BCHI") and its subsidiaries listed in Appendix "B" hereto (collectively with BCHI, the "Bowater Petitioners") (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the "Petitioners") filed for and obtained protection from their creditors under the Companies' Creditors Arrangement Act (the "CCAA" and the "CCAA Proceedings") pursuant to an Order of this Honourable Court (the "Initial Order").

2.              Pursuant to the Initial Order, Ernst & Young Inc. (" EYI ") was appointed as monitor of the Petitioners (the "Monitor") under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the "Stay Period").  On May 14, 2009, the Stay Period was extended until September 4, 2009 pursuant to an Order of this Honourable Court (the "First Stay Extension Order") and subsequently extended to December 15, 2009 (the "Second Stay Extension Order").

3.              On April 16, 2009, AbitibiBowater Inc. ("ABH"), Bowater Inc. ("BI"), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. ("BCFPI") (collectively referred to herein as "U.S. Debtors"), filed voluntary petitions (collectively, the "Chapter 11 Proceedings") for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the "U.S. Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Bankruptcy Court").

4.              The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the "ABH Group").

5.              On April 17, 2009, ABH and the petitioners listed on Appendix "C" hereto (collectively with ABH, the "18.6 Petitioners ") obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

6.              On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

7.              On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the "Partnerships") listed in Appendix "D" hereto.

BACKGROUND

8.              ABH is one of the world's largest publicly traded pulp and paper manufacturers.  It produces a wide range of newsprint and commercial printing papers, market pulp and wood products . The ABH Group owns interests in or operates 23 pulp and paper facilities, 29 wood products facilities and 32 recycling facilities located in Canada, the United States, the United Kingdom and South Korea.

9.              Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC ("Newsprint South") (BI, Newsprint South and their respective subsidiaries are collectively referred to as the "BI Group"), ACI (ACI and its subsidiaries are collectively referred to as the "ACI Group ") and AbitibiBowater US Holding LLC ("ABUSH") (ABUSH and its respective subsidiaries are collectively referred to as the "DCorp Group").

10.           ACI is a direct and indirect wholly-owned subsidiary of ABH.  ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

11.            ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH's Canadian assets and operations.

PURPOSE

12.             This is the seventeenth report of the Monitor (the "Seventeenth Report") in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)               the Petitioners' four-week cash flow results for the period from August 24, 2009 to September 20, 2009 (the "Reporting Period"), in accordance with the First Stay Extension Order, and to provide details with respect to the following:

(a)               an update regarding the overview of the current market conditions in the forest products industry provided in the fifteenth report of the Monitor dated September 2, 2009 (the "Fifteenth Report");

(b)               the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the "ACI Forecast" and the "BCFPI Forecast") set forth in the Fifteenth Report;

(c)                the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending December 20, 2009;

(d)                an update with respect to certain key performance indicators ("KPIs");

(ii)            the sale of certain de minimis assets formerly owned by BCFPI; and

(iii)           an update on the claims procedure as described in the fourteenth report of the Monitor dated August  24, 2009 (the "Fourteenth Report").

TERMS OF REFERENCE

13.            In preparing this Seventeenth Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group's books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the "Management ").  The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Seventeenth Report.  Some of the information referred to in this Seventeenth Report consists of forecasts and projections.  An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed.  Future-oriented financial information referred to in this Seventeenth Report was prepared by the ABH Group based on Management's estimates and assumptions.  Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

14.           Capitalized terms not defined in this Seventeenth Report are as defined in the previous reports of the Monitor and the Initial Order.  All references to dollars are in U.S. currency unless otherwise noted.

15.           Copies of all of the Monitor's Reports, in both English and French, including a copy of this Seventeenth Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor's website at www.ey.com/ca/abitibibowater.  The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor's website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

16.           Copies of all of the U.S. Bankruptcy Court's orders are posted on the website for Epiq Bankruptcy Solutions LCC ("Epiq") at http://chapter11.epiqsystems.com/abitibibowater.  The Monitor has included a link to Epiq's website from the Monitor's website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

17.            Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners' cash flows for each four week period following the date of the First Stay Extension Order.  These regular reports have included details with respect to the market conditions in the forest products industry.

18.            As indicated in previous Reports of the Monitor, the forest products industry continues to face significant challenges with respect to pricing and demand.  A significant contributing factor to these issues is the continuing overcapacity in the newsprint market and ongoing weakness in the U.S. housing market.

19.            As reported to this Honourable Court in the Fifteenth Report, BCFPI announced the continued idling of two newsprint machines at its Thunder Bay facility.  On September 17, 2009, in response to the continued weakness in market demand, and in attempt to reduce unnecessary high cost production capacity, the Petitioners announced that they will be curtailing production or indefinitely idling certain additional facilities, including one newsprint machine at ACCC's Clermont facility, a specialty paper machine at ACCC's Fort Frances facility and the indefinite idling ACCC's Beaupre facility.

20.            In addition, ABH also announced production curtailments for certain of BI's mills, including:

(i)             Bowater Mersey Paper Company Ltd. ("Mersey") (halving production at a BI joint venture); and

(ii)             Coosa Pines (one newsprint machine will be idled).

21.            Since the commencement of these CCAA proceedings, ABH has announced production curtailments or mill idlings representing annual capacity reductions of approximately 1.3 million tonnes (which includes the idling of BCFPI's Dolbeau facility).

22.            The Petitioners believe that this significant reduction in capacity is necessary to eliminate unnecessary high cost production capacity and to operate their remaining mills on a more cost efficient basis.

23.            ABH's competitors have also announced reduced production as reported in previous Reports of the Monitor.  Further reductions have been announced recently, including by Kruger Inc., which announced that it will be taking additional downtime at a newsprint mill in Brompton, QC,  An additional two weeks was added to pre-existing market related downtime.  Kruger Inc. will also be temporarily idling its newsprint mill in Cornerbrook, Newfoundland, for two weeks beginning October 12, 2009 as well.

24.            The Fifteenth Report noted that the Petitioners had recently announced price increases of $35 per tonne for North American customers for each of September and October of 2009.  According to a September 4, 2009 release on RISI.com, all major newsprint producers in North America have announced similar price increases.  Producers announcing price increases represent over 95% of the total North American newsprint market.

RECEIPTS AND DISBURSEMENTS FROM AUGUST 24, 2009 TO SEPTEMBER 30, 2009 FOR THE ACI GROUP AND BCFPI

The ACI Group

25.            The table below summarizes the ACI Group's (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix "E" of this Seventeenth Report, with a comparison to the ACI Forecast amounts provided in the Fifteenth Report.

	US$000
	Actual	Forecast	Variance

Opening Cash	$36,407	$36,407	$-

Receipts	207,103	229,841	(22,738)

Disbursements
Net Trade Disbursements	(107,129)	(107,700)	571
Intercompany	(8,432)	-	(8,432)
Other	(67,799)	(65,342)	(2,457)
	(183,360)	(173,042)	(10,318)

Financing
Securitization Inflows / (Outflows)	6,201	(11,249)	17,450
Asset Sales	47,700	47,700	-
Adequate Protection by DCorp to ACCC Term Lenders	(3,498)	(3,537)	39
DIP Drawings / (Repayments)	10,000	10,000	-
DIP Interest & Fees	(204)	(213)	9
Restructuring & Other Items	(4,109)	(4,000)	(109)
Foreign Exchange Translation	(643)	-	(643)
	55,447	38,701	16,746

Net Cash Flow	79,190	95,500	(16,310)

Ending Cash	$115,597	$131,907	$(16,310)

DIP Availability (net of minimum undrawn balance)	32,700	32,700	-

Available Liquidity	$148,297	$164,607	$(16,310)

26.            As shown in the table above, the ACI Group's total receipts for the Reporting Period, net of joint venture remittances, were approximately $22.7 million lower than projected in the ACI Forecast. Disbursements were $10.3 million higher than projected in the ACI Forecast and Financing cash flow was $16.7 million greater than projected in the ACI Forecast.  Overall, the ending cash balance and available liquidity were each approximately $16.3 million lower than the ACI Forecast.

Receipts

27.            A breakdown of the receipts for the Reporting Period are outlined in the table below:

		US$000
Receipts	Para.	Actual	Forecast	Variance	Variance %
A/R Collections	28(i)	$154761	$166,420	$(11,659)	(7%)
Intercompany A/R Settlement	28(i)	28,962	-	28,962	N/A
Joint Venture Remittances, Net	28(i)	(16,615)	(13,015)	(3,600)	(28%)
Collections on Behalf of Joint Ventures	28(ii)	2,235	14,738	(12,503)	(85%)
Net A/R Collections		169,343	168,143	1,200	1%
Other Inflows	28(iii)	37,760	61,698	(23,938)	(39%)
Total Receipts		$207,103	$229,841	$(22,738)	(10%)

28.            The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)             A/R Collections , inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $169.3 million during the Reporting Period compared to a forecast amount of $168.1 million resulting in a positive variance of approximately 1%.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)             Collections on Behalf of Joint Ventures totalled approximately $2.2 million during the Reporting Period.  This amount represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner .  Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement.  The amount of $2.2 million is compared to a forecast amount of $14.7 million and results in a negative variance of approximately $12.5 million.

This variance is partly due to the fact that certain portions of amounts collected on behalf of joint ventures are also included in the "A/R Collections" line and have not yet been specifically allocated to "Collections on Behalf of Joint Ventures".

During the Reporting Period, net Joint Venture Remittances totalled approximately $16.6 million resulting in a negative variance of $3.6 million primarily due to greater than forecast production of the ACI Group's Augusta joint venture, resulting in greater collection of accounts receivable by ACI on behalf of the joint venture.

(iii)             Other Inflows , which includes tax refunds and other miscellaneous receipts, totalled $37.8 million during the Reporting Period.  The ACI Forecast included projected receipts of $61.7 million.  The difference is primarily due to the timing of receipt of funds from the government of Quebec (approximately $36.0 million) for the reimbursement of costs in respect of roads built by the ACI Group in the province.  The collection of this amount has been included in the cash flow forecast for the week ended October 11, 2009 in the updated cash flow forecast in Appendix "G".

Disbursements

29.           A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
Trade Payables	30(i)	$(132,603)	$(101,573)	$(31,030)	(31%)
Intercompany A/P Settlement	30(i)(c)	25,474	-	25,474	N/A
Capital Expenditures	30(ii)	-	(6,127)	6,127	100%
Net Trade Disbursements		$(107,129)	$(107,700)	$571	1%

30.           The variance analysis with respect to the disbursements for the more significant variances has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)             Disbursements related to Trade Payables were approximately $132.6 million during the Reporting Period, which was $31.0 million greater than the ACI Forecast.  Management has advised that the variance is primarily due to the following:

(a)            Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature;

(b)            the ACI Group regularly disburses amounts on behalf of other affiliated entities which are included in Trade Payables (as noted above, the ACI Group was reimbursed by affiliates for approximately $25.5 million of such amounts during the Reporting Period).  The quantum of amounts disbursed on behalf of other entities is not known until such time as the Petitioners reconcile their intercompany accounts, which is done on a regular basis; and

(c)            Receipts related to Intercompany A/P Settlements totalled approximately $25.5 million during the Reporting Period.  Such receipts represent other ABH Group entities reimbursing the ACI Group for payments made on their behalf in the normal course pursuant to the operation of the Cash Management System.  In order to determine the quantum of funds to be transferred between entities, the Petitioners reconcile amounts paid on behalf of other entities on a regular basis.  Such amounts would have originally been included as a disbursement in the Trade Payables line.

(ii)            As noted above, Capital Expenditures are not tracked on a weekly basis.  The disbursements related to capital disbursements have been included in the Trade Payables disbursement line.  Management has advised the Monitor that capital expenditures for the month of August, 2009 totalled approximately $3.8 million.

31.           The net disbursements related to intercompany collections are detailed in the chart below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	31(i)	$14,193	$-	$14,193	N/A
Intercompany A/R Settlements	31(ii)	(22,625)	-	(22,625)	N/A
		$(8,432)	$-	$(8,432)	N/A

(i)             A/R Collections – Affiliates totalled approximately $14.2 million during the Reporting Period.  As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities.  As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners.  The funds are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the "Intercompany" section of the cash flow statement.  As discussed in the next section, an amount of approximately $22.6 million was paid out to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)             The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable.  The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates line included in the "Intercompany" section of the cash flow statement.

32.           Disbursements related to "Other" items are summarized in the chart below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
Marine Freight Payments	32(i)	$(6,800)	$(4,200)	$(2,600)	(62%)
Utility Payments	32(ii)	(20,462)	(24,051)	3,589	15%
Payroll & Benefits	32(iii)	(40,537)	(37,091)	(3,446)	(9%)
Net Other Disbursements		$(67,799)	$(65,342)	$(2,457)	(4%)

(i)             Marine Freight Payments totalled $6.8 million during the Reporting Period.  This compares to an amount of $4.2 million in the ACI Forecast.  This negative variance is due to a higher than forecast sales to international customers who require the use of marine freight.

(ii)             Utility Payments were approximately $3.6 million less than forecast.  Under the agreement the ACI Group has with its various power suppliers, it is required to pay a certain fixed amount on a weekly basis.  Negotiations are ongoing to adjust the payment amount to a level that reflects current power usage.

(iii)             Total payments for Payroll & Benefits were $40.5 million during the Reporting Period compared to an amount of approximately $37.1 million in the ACI Forecast.  This difference is primarily due to higher than forecast pension payments than contained in the ACI Forecast due to higher pensionable earnings being incurred.

Financing

33.           Details regarding the ACI Group's financing activities are summarized in the following table:

		US$000
Financing	Para.	Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	34(i)	$6,201	$(11,249)	$17,450	155%
Asset Sales	34(ii)	47,700	47,700	-	-
Adequate Protection by DCorp to ACCC Term Lenders		(3,498)	(3,537)	39	1%
DIP Drawings / (Repayments)	34(iii)	10,000	10,000	-	-
DIP Interest & Fees		(204)	(213)	9	4%
Restructuring & Other Items		(4,109)	(4,000)	(109)	(3%)
Foreign Exchange Translation	34(iv)	(643)	-	(643)	N/A
		$55,447	$38,701	$16,746	43%

34.           The variance analysis with respect to the ACI Group's financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)             Securitization Inflows/(Outflows) totalled an inflow of approximately $6.2 million compared to a projected outflow of approximately $11.2 million during the Reporting Period.  The reason for this variance is due to better than forecast availability due to lower ineligible receivables and a higher than forecast accounts receivable balance.

(ii)             Asset Sales represents proceeds from the sale of the Quebec Timberlands (as discussed in the Twelfth report of the Monitor dated July 31, 2009) and were received on September 2, 2009.

(iii)            The ACI Forecast included a projected draw on the ACI DIP Facility during the week ended September 6, 2009.  This amount was drawn in accordance with the ACI Forecast.

(iv)             Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.90.  During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9051 and US$0.9391.

BCFPI

35.           The following table summarizes the receipts and disbursements of BCFPI from August 24, 2009 to September 20, 2009, which is detailed in Appendix "F" of this Seventeenth Report:

	US$000
	Actual	Forecast	Variance

Receipts	$81,289	$91,818	$(10,529)

Disbursements
Net Trade Disbursements	(51,206)	(32,029)	(19,177)
Intercompany	(1,917)	-	(1,917)
Other	(15,646)	(14,443)	(1,203)
	(68,768)	(46,472)	(22,296)

Financing
Interest	(748)	(798)	50
Restructuring Costs	(1,146)	(1,172)	26
Foreign Exchange Translation	(1,344)	-	(1,344)
	(3,238)	(1,970)	(1,268)

Net Cash Flows	9,283	43,376	(34,093)

Opening Cash	(813)	(813)	-

Ending Cash	$8,470	$42,563	$(34,093)

36.           As detailed in the table above, BCFPI's total receipts for the Reporting Period were approximately $10.5 million lower than the BCFPI Forecast.  Disbursements were $22.3 million higher than the BCFPI Forecast and Financing disbursements were $1.3 million greater than forecast.  BCFPI had cash on hand of $8.5 million at September 20, 2009.  Overall, the ending cash balance was $34.1 million lower than the BCFPI Forecast.

Receipts

37.            A breakdown of the BCFPI receipts are summarized in the table below:

		US$000
Receipts	Para.	Actual	Forecast	Variance	Variance %
A/R Collections		$8,472	$49,118	$(40,646)	(83%)
Intercompany A/R Settlements		64,895	31,000	33,895	109%
Total A/R Collections	38(i)	73,367	80,118	(6,751)	(8%)
Other Inflows	38(ii)	7,922	11,700	(3,778)	(32%)
Total Receipts		$81,289	$91,818	$(10,529)	(11%)

38.           The variance analysis with respect to the receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)              Total A/R Collections were approximately $73.4 million resulting in a negative variance of approximately $6.8 million.  This variance is primarily due to lower than forecast sales and the related collections due to the continued idling of BCFPI's Dolbeau mill.  The BCFPI Forecast had contemplated that Dolbeau would be operational for a portion of the Reporting Period.

Pursuant to BCFPI's normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are sold through an affiliate, Bowater America Inc. ("BAI").  BAI, which is a subsidiary of BI, collects the accounts receivable from the third party customers and then remits these funds via an Intercompany A/R Settlement to BCFPI.  BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI's sale of pulp.  Such amounts are now reconciled and transferred from BI to BCFPI on a monthly basis.

(ii)             Amounts received related to Other Inflows were approximately $7.9 million during the Reporting Period.  Such receipts primarily represent various tax refunds, deposits made at the mill level and proceeds from the sale of non-core assets.  BCFPI does not typically forecast such amounts.  The BCFPI Forecast had projected an amount of $11.7 million to be received in respect of tax credits for roads built in the province of Quebec. This amount was not received during the Reporting Period and has been included in the updated cash flow forecast contained in Appendix "H" in the week ended October 11, 2009.

Disbursements

39.           Details regarding disbursements related to Net Trade Disbursements are summarized in the following table:

		US$000
Disbursements	Para.	Actual	Forecast	Variance	Variance %
Trade Payables	40(i)	$(37,851)	$(30,178)	$(7,672)	(25%)
Intercompany A/P Settlements - Receipts	40(i)(a)	1,765	-	1,765	N/A
Intercompany A/P Settlements - Disbursements	40(ii)	(6,587)	-	(6,587)	N/A
Capital Expenditures	40(iii)	-	(1,851)	1,851	100%
Payments on Behalf of Affiliates	40(iv)	(8,534)	-	(8,534)	N/A
Net Trade Disbursements		$(51,206)	$(32,029)	$(19,177)	(60%)

40.           The variance analysis with respect to BCFPI's disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)             Disbursements related to Trade Payables were approximately $7.7 million greater than projected during the Reporting Period.  The reason for this variance is due to the following:

(a)            Intercompany A/P Settlements were delayed in weeks prior to August 24, 2009, resulting in higher disbursements during the Reporting Period to settle the outstanding intercompany balances;

(b)            higher than forecast woodlands operations;

(c)            usage of electricity was higher than forecast; and

(d)            a timing difference with respect to maintenance disbursements at BCFPI's Thunder Bay facility.

Receipts related to Intercompany A/P Settlements - Receipts were approximately $1.8 million compared to an amount of $nil in the BCFPI Forecast.  BCFPI does not typically forecast this line item and such amounts represent reimbursement for amounts disbursed on behalf of Mersey, which is a joint venture partially owned by BI.

(ii)            Intercompany A/P Settlements - Disbursements represent BCFPI reimbursing related entities for payments made on its behalf.  During the Reporting Period, such payments totalled approximately $6.6 million and are primarily reimbursements to the ACI Group for freight costs.

(iii)           Capital Expenditures are not tracked on a weekly basis.  As such, disbursements for this line item have been included in Trade Payables.    The Monitor has been advised that capital expenditures for August, 2009 were $1.2 million.

(iv)          Payments on Behalf of Affiliates were $8.5 million during the Reporting Period.  These payments primarily represent disbursements made by BCFPI on behalf of Mersey.  Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis.  BCFPI does not forecast such payments, nor does it forecast the repayment of these items.

41.           Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	41(i)	$3,616	$-	$3,616	N/A
Intercompany A/R Settlements	41(ii)	(5,533)	-	(5,533)	N/A
		$(1,917)	$-	$(1,917)	N/A

(i)                Receipts related to A/R Collections – Affiliates totalled approximately $3.6 million during the Reporting Period.  Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)            Payments for Intercompany A/R Settlements totalled approximately $5.5 million during the Reporting Period.  Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH- affiliated customers.

42.            Disbursements for "Other" items are as follows and are summarized in the table below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
Freight	42(i)	$(3,223)	$(2,801)	$(422)	(15%)
Payroll and Benefits	42(ii)	(12,423)	(11,642)	(781)	(7%)
		$(15,646)	$(14,443)	$(1,203)	(8%)

(i)             Disbursements for Freight totalled $3.2 million during the Reporting Period.  This compares to an amount of approximately $2.8 million in the BCFPI Forecast.

(ii)            During the Reporting Period, payments in respect of Payroll and Benefits totalled $12.4 million.  The BCFPI Forecast projected disbursements in the amount of $11.6 million.  This variance is primarily due to the quantum of pension payments paid by BCFPI.  Such payments were higher than forecast due to higher than forecast pensionable earnings.

Financing

43.           Details regarding financing are summarized in the following table:

		US$000
Financing	Para.	Actual	Forecast	Variance	Variance %
Interest		$(748)	$(798)	$50	6%
Restructuring Costs		(1,146)	(1,172)	26	2%
Foreign Exchange Translation	44	(1,344)	-	(1,344)	N/A
Cash Flow from Financing/Restructuring		$(3,238)	$(1,970)	$(1,268)	(64%)

44.           Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.90.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

45.            Attached as Appendices "G" and "H", respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through December 20, 2009.

46.            As at September 20, 2009, the ACI Group had cash on hand of $115.6 million.  In addition to this amount, the undrawn portion of the ACI DIP Facility was $45.2 million.  However, pursuant to the ACI DIP Facility, $12.5 million of this amount must remain undrawn, thereby resulting in net available liquidity under the ACI DIP Facility of $32.7 million.  Accordingly, the total liquidity of the ACI Group was $148.3 million ($115.6 million cash plus $32.7 million of the ACI DIP Facility) as at September 20, 2009.

47.            The ACI Group's actual liquidity to September 20, 2009 and forecast liquidity for the 13 weeks ending December 20, 2009 is set forth in Appendix "G" and is summarized in the graph below:

The graph above includes the forecast receipt of an annual refund for the construction of roads in the province of Quebec in the amount of $36.0 million in the week ended October 11, 2009.  Excluding this item, the ACI Group's projected negative cash flow for the 13 weeks ended December 20, 2009 would be approximately $72.6 million.  Of this amount, approximately $23.4 million represents non-operating items such as professional fees and Adequate Protection Payments to the ACCC Term Lenders.

48.            The ACI Group's liquidity at December 20, 2009 is projected to be $111.6 million.  This is compared to a projected amount of approximately $101.1 million at the end of 17 weeks ended December 20, 2009 as detailed in the Fifteenth Report.

49.            The ACI Group cash flow forecast included in Appendix "G" does not reflect the repayment of the ACI DIP Facility on November 1, 2009, which is the date by which the ACI DIP Facility must be repaid.  The ACI Group has indicated that it anticipates that amounts outstanding under the ACI DIP Facility will be repaid with proceeds of the sale of the ACI Group's 60% interest in the Manicouagan Power Company ("MPCo").  The cash flow projections contained Appendix "G" do not reflect this anticipated transaction, nor does it reflect the repayment of the ACI DIP Facility from the proceeds from the sale of ACCC's interest in MPCo.

50.            Actual results since the date of the issuance of the Initial Order and BCFPI's forecast liquidity for the 13 weeks ended December 20, 2009, which includes projected intercompany funding from BI in the amount of $16.0 million, is set forth in Appendix "H" and is summarized in the graph below.  The estimate of liquidity in the following graph assumes that a minimum cash balance of $10.0 million will be maintained and funds are transferred from BI, as necessary, on that basis.

51.            On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. ("Smurfit") relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately $25.6 million (the "Smurfit Timberland Proceeds").  Once received by BCFPI, the Smurfit Timberland Proceeds are to be held in trust by the Monitor pending further order of this Honourable Court.  For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.  As of the date of this Seventeenth Report, the Smurfit Timberland Proceeds are still in escrow and have not yet been received by BCFPI and transferred to the Monitor's trust account.

52.           BCFPI's liquidity as at December 20, 2009 is projected to be approximately $9.9 million, not including the Smurfit Timberland Proceeds.

53.           Management has informed the Monitor that BCFPI's forecast cash requirements will be supported by BI through intercompany advances, if necessary.

54.           As noted earlier in this Seventeenth Report, the Petitioners recently announced that production will be curtailed and that certain facilities will be indefinitely idled.  The forecasts in Appendices "G" and "H" do not yet reflect the cash flow impact related to these announcements, as the Petitioners are in the process of updating their cash flow projections with respect to such changes.  The impact of these changes, which will likely be material, will be reflected in future cash flow forecast reports.

KEY PERFORMANCE INDICATORS

55.           As first reported in the Seventh Report the Petitioners track certain key performance indicators in the course of managing their business.  Appendix "I" contains certain key performance indicators which have been updated through August, 2009.

BCFPI ASSET SALE

56.           Pursuant to the terms of the Initial Order, the Petitioners are permitted to dispose of certain assets that are no longer required for their ongoing business without further approval of the Court, provided that each individual transaction be less than $10.0 million and less than $50.0 million in aggregate for all such dispositions and the Monitor approves of such disposition.

57.           In September, 2009, BCFPI executed a purchase and sale agreement to dispose of a tree nursery in Girardville, Quebec.  This transaction closed on September 5, 2009 and the proceeds of CDN$750,000 were received on September 17, 2009.  The Monitor reviewed the transaction and provided its consent.

58.           The Monitor will report future de minimis asset sales to this Honourable Court as they occur.

UPDATE ON THE CLAIMS PROCEDURE

59.           As described in the Fourteenth Report and pursuant to an order granted by this Honourable Court on August 26, 2009 (the "Claims Procedure Order"), the Petitioners and the Partnerships initiated a process to call for claims (i) against the Petitioners and Partnerships for claims which arose prior to April 17, 2009 (the "Claims") and (ii) claims arising as a result of, or in connection with, the repudiation, termination, or restructuring by the Petitioners or Partnerships of any contract, lease or other agreement after April 17, 2009 but on or before August 31, 2009 (the "Subsequent Claims").

60.           Pursuant to the Claims Procedure Order, the Monitor took the following steps:

(i)             a notice to creditors of the Petitioners and Partnerships (the "Joint Notice to Creditors") was published on September 10, 2009 and September 15, 2009 in each of The Globe and Mail, Montreal Gazette, La Presse, Le Soleil, Le Quotidien, The Wall Street Journal and USA Today.

(ii)            on or before September 14, 2009, French and English versions of the Joint Notice to Creditors, the form to be completed and filed by a creditor setting forth its purported Claim or Subsequent Claim against a Petitioner or Partnership (the "Canadian Proof of Claim Form"), a letter regarding completion of a Canadian Proof of Claim Form against the Petitioners or Partnerships (the "Canadian Instruction Letter"), and the document package containing  a copy of a U.S. instruction letter and the form used to file a claim in the U.S. proceedings (the "U.S. Claims Package") (together the "Claims Package") were sent to the creditors of the Petitioners and Partnerships of whom the Monitor was aware as at August 31, 2009; and

(iii)            approximately 47,000 Claims Packages were mailed to various parties, including approximately 17,000 trade creditors, approximately 17,000 retirees and approximately 13,000 active  employees.

61.           As at September 29, 2009 the Monitor had received in excess of 220 Canadian Proof of Claim forms filed by claimants.  In addition the Monitor has received approximately 1,500 phone calls with respect to the Claims Procedure.

62.           The procedures for reviewing and determining Claims and Subsequent Claims has not yet been established, but will be established by further Order of this Honourable Court.

All of which is respectfully submitted.

ERNST & YOUNG INC.
in its capacity as the Court Appointed Monitor
of the Petitioners

Per:        /s/ Alex Morrison

Alex Morrison, CA, CIRP
Senior Vice President

Greg Adams, CA, CIRP

Senior Vice President

Todd Ambachtsheer, CA, CIRP
Vice President

APPENDIX "A"

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada
2.	Abitibi-Consolidated Inc.
3.	3224112 Nova Scotia Limited
4.	Marketing Donohue Inc.
5.	Abitibi-Consolidated Canadian Office Products Holding Inc.
6.	3834328 Canada Inc.
7.	6169678 Canada Inc.
8.	4042140 Canada Inc.
9.	Donohue Recycling Inc.
10.	1508756 Ontario Inc.
11.	3217925 Nova Scotia Company
12.	La Tuque Forest Products Inc.
13.	Abitibi-Consolidated Nova Scotia Incorporated
14.	Saguenay Forest Products Inc.
15.	Terra Nova Explorations Ltd.
16.	The Jonquière Pulp Company
17.	The International Bridge and Terminal Company
18.	Scramble Mining Ltd.
19.	9150-3383 Québec Inc.

APPENDIX "B"

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation
2.	Bowater Canadian Limited
3.	Bowater Canadian Holdings. Inc.
4.	3231378 Nova Scotia Company
5.	AbitibiBowater Canada Inc.
6.	Bowater Canada Treasury Corporation
7.	Bowater Canadian Forest Products Inc.
8.	Bowater Shelburne Corporation
9.	Bowater LaHave Corporation
10.	St-Maurice River Drive Company Limited
11.	Bowater Treated Wood Inc.
12.	Canexel Hardboard Inc.
13.	9068-9050 Québec Inc.
14.	Alliance Forest Products Inc. (2001)
15.	Bowater Belledune Sawmill Inc.
16.	Bowater Maritimes Inc.
17.	Bowater Mitis Inc.
18.	Bowater Guérette Inc.
19.	Bowater Couturier Inc.

APPENDIX "C"

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.
2.	AbitibiBowater Inc.
3.	Bowater Ventures Inc.
4.	Bowater Incorporated
5.	Bowater Nuway Inc.
6.	Bowater Nuway Mid-States Inc.
7.	Catawba Property Holdings LLC
8.	Bowater Finance Company Inc.
9.	Bowater South American Holdings Incorporated
10.	Bowater America Inc.
11.	Lake Superior Forest Products Inc.
12.	Bowater Newsprint South LLC
13.	Bowater Newsprint South Operations LLC
14.	Bowater Finance II, LLC
15.	Bowater Alabama LLC
16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX "D"

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership
2.	Bowater Pulp and Paper Canada Holdings Limited Partnership
3.	Abitibi-Consolidated Finance LP

APPENDIX "E"

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the "ACI Group")
Actual to Forecast Comparison
4 Weeks Ended September 20, 2009
US$000

	Actual					Forecast					Variance
Week Ended	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	Total	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	Total	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	Total

Opening Cash	36,407	64,519	119,615	105,296	36,407	36,407	41,241	90,091	94,440	36,407	-	23,278	29,524	10,856	-

Receipts
A/R Collections	39,871	47,608	25,848	41,434	154,761	34,350	39,734	40,573	51,763	166,420	5,521	7,874	(14,725)	(10,329)	(11,659)
Intercompany A/R Settlement	15,846	1,089	2,912	9,115	28,962	-				-	15,846	1,089	2,912	9,115	28,962
Joint Venture Remittances, Net	(397)	-	-	(16,218)	(16,615)	(858)	58	61	(12,276)	(13,015)	461	(58)	(61)	(3,942)	(3,600)
Collections on Behalf of Joint Ventures	2,235	-	-	-	2,235	2,786	3,864	4,044	4,044	14,738	(551)	(3,864)	(4,044)	(4,044)	(12,503)
Net A/R Collections	57,555	48,697	28,760	34,331	169,343	36,278	43,656	44,678	43,531	168,143	21,277	5,041	(15,918)	(9,200)	1,200
Other Inflows	7,568	5,039	3,271	21,882	37,760	2,175	5,784	8,135	45,604	61,698	5,393	(745)	(4,864)	(23,722)	(23,938)
Total Receipts	65,123	53,736	32,031	56,213	207,103	38,453	49,440	52,813	89,135	229,841	26,670	4,296	(20,782)	(32,922)	(22,738)

Disbursements
Trade Payables	(31,106)	(30,581)	(32,999)	(37,917)	(132,603)	(23,991)	(25,464)	(26,059)	(26,059)	(101,573)	(7,115)	(5,117)	(6,940)	(11,858)	(31,030)
Intercompany A/P Settlement	8,979	9,385	4,726	2,384	25,474	-				-	8,979	9,385	4,726	2,384	25,474
Capital Expenditures	-	-	-	-	-	(1,496)	(1,539)	(1,546)	(1,546)	(6,127)	1,496	1,539	1,546	1,546	6,127
Net A/P Variance	(22,127)	(21,196)	(28,273)	(35,533)	(107,129)	(25,487)	(27,003)	(27,605)	(27,605)	(107,700)	3,360	5,807	(668)	(7,928)	571

A/R Collections - Affiliates	3,654	4,765	2,225	3,549	14,193	-	-	-	-	-	3,654	4,765	2,225	3,549	14,193
Intercompany A/R Settlements	(10,584)	(4,908)	(6,594)	(539)	(22,625)	-	-	-	-	-	(10,584)	(4,908)	(6,594)	(539)	(22,625)
	(6,930)	(143)	(4,369)	3,010	(8,432)	-	-	-	-	-	(6,930)	(143)	(4,369)	3,010	(8,432)

Marine Freight Payments	(1,592)	(1,592)	(2,905)	(711)	(6,800)	(1,050)	(1,050)	(1,050)	(1,050)	(4,200)	(542)	(542)	(1,855)	339	(2,600)
Utility Payments	(4,408)	(4,755)	(4,950)	(6,349)	(20,462)	(7,870)	(4,441)	(3,870)	(7,870)	(24,051)	3,462	(314)	(1,080)	1,521	3,589
Payroll & Benefits	(13,350)	(10,938)	(9,753)	(6,496)	(40,537)	(11,180)	(8,457)	(11,657)	(5,797)	(37,091)	(2,170)	(2,481)	1,904	(699)	(3,446)
Net Other Disbursements	(19,350)	(17,285)	(17,608)	(13,556)	(67,799)	(20,100)	(13,948)	(16,577)	(14,717)	(65,342)	750	(3,337)	(1,031)	1,161	(2,457)

Total Disbursements	(48,407)	(38,624)	(50,250)	(46,079)	(183,360)	(45,587)	(40,951)	(44,182)	(42,322)	(173,042)	(2,820)	2,327	(6,068)	(3,757)	(10,318)

Financing
Securitization Inflows / (Outflows)	2,968	(2,967)	4,973	1,227	6,201	2,968	(2,589)	(3,282)	(8,346)	(11,249)	-	(378)	8,255	9,573	17,450
Asset Sales	-	47,700	-	-	47,700	-	47,700	-	-	47,700	-	-	-	-	-
Adequate Protection by DCorp to ACCC Term Lenders	-	(3,498)	-	-	(3,498)	-	(3,537)	-	-	(3,537)	-	39	-	-	39
DIP Drawings / (Repayments)	10,000	-	-	-	10,000	10,000	-	-	-	10,000	-	-	-	-	-
DIP Interest & Fees	-	-	-	(204)	(204)	-	(213)	-	-	(213)	-	213	-	(204)	9
Restructuring & Other Items	(1,165)	(1,015)	(1,073)	(856)	(4,109)	(1,000)	(1,000)	(1,000)	(1,000)	(4,000)	(165)	(15)	(73)	144	(109)
Foreign Exchange Translation	(407)	(236)	-	-	(643)	-	-	-	-	-	(407)	(236)	-	-	(643)
	11,396	39,984	3,900	167	55,447	11,968	40,361	(4,282)	(9,346)	38,701	(572)	(377)	8,182	9,513	16,746

Cash Flow From Operations	28,112	55,096	(14,319)	10,301	79,190	4,834	48,850	4,349	37,467	95,500	23,278	6,246	(18,668)	(27,166)	(16,310)

Opening Cash Balance	36,407	64,519	119,615	105,296	36,407	36,407	41,241	90,091	94,440	36,407	-	23,278	29,524	10,856	-
Cash Flow From Operations	28,112	55,096	(14,319)	10,301	79,190	4,834	48,850	4,349	37,467	95,500	23,278	6,246	(18,668)	(27,166)	(16,310)
Ending Cash Balance	64,519	119,615	105,296	115,597	115,597	41,241	90,091	94,440	131,907	131,907	23,278	29,524	10,856	(16,310)	(16,310)

Note: The above totals are subject to rounding adjustments

    APPENDIX "F"

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. ("BCFPI")
Actual to Forecast Comparison
4 Weeks Ended September 20, 2009
US$000

	Actual					Forecast					Variance
Week Ended	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	Total	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	Total	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	Total

Opening Cash	(813)	7,522	11,651	6,194	(813)	(813)	9,959	17,532	28,009	(813)	-	(2,437)	(5,881)	(21,815)	-

Receipts
A/R Collections	1,422	4,668	1,291	1,091	8,472	12,051	9,452	12,596	15,019	49,118	(10,629)	(4,784)	(11,305)	(13,928)	(40,646)
Intercompany A/R Settlements	24,104	10,268	6,951	23,572	64,895	13,000	10,000	8,000	-	31,000	11,104	268	(1,049)	23,572	33,895
Total A/R Collections	25,526	14,936	8,242	24,663	73,367	25,051	19,452	20,596	15,019	80,118	475	(4,516)	(12,354)	9,644	(6,751)
Other Inflows	490	3,591	1,735	2,106	7,922	-	-	-	11,700	11,700	490	3,591	1,735	(9,594)	(3,778)
Total Receipts	26,016	18,527	9,977	26,769	81,289	25,051	19,452	20,596	26,719	91,818	965	(925)	(10,619)	50	(10,529)

Disbursements
Trade Payables	(8,932)	(7,116)	(8,933)	(12,870)	(37,851)	(8,835)	(7,422)	(6,961)	(6,961)	(30,178)	(97)	306	(1,972)	(5,909)	(7,672)
Intercompany A/P Settlements - Receipts	1,765	-	-	-	1,765	-	-	-	-	-	1,765	-	-	-	1,765
Intercompany A/P Settlements - Disbursements	(4,290)	(801)	(807)	(689)	(6,587)	-	-	-	-	-	(4,290)	(801)	(807)	(689)	(6,587)
Capital Expenditures	-	-	-	-	-	(452)	(465)	(467)	(467)	(1,851)	452	465	467	467	1,851
Payments on Behalf of Affiliates	(576)	(1,222)	(2,084)	(4,652)	(8,534)	-	-	-	-	-	(576)	(1,222)	(2,084)	(4,652)	(8,534)
Net A/P	(12,032)	(9,139)	(11,824)	(18,211)	(51,206)	(9,286)	(7,887)	(7,428)	(7,428)	(32,029)	(2,746)	(1,252)	(4,396)	(10,783)	(19,177)

A/R Collections - Affiliates	839	1,167	572	1,038	3,616	-	-	-	-	-	839	1,167	572	1,038	3,616
Intercompany A/R Settlements	(1,395)	(1,088)	(2,036)	(1,014)	(5,533)	-	-	-	-	-	(1,395)	(1,088)	(2,036)	(1,014)	(5,533)
	(556)	79	(1,464)	24	(1,917)	-	-	-	-	-	(556)	79	(1,464)	24	(1,917)

Intercompany SG&A Allocation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Freight	(879)	(482)	(839)	(1,023)	(3,223)	(797)	(681)	(662)	(662)	(2,801)	(82)	199	(177)	(361)	(422)
Payroll and Benefits	(3,723)	(4,005)	(1,177)	(3,518)	(12,423)	(3,106)	(3,019)	(1,736)	(3,782)	(11,642)	(617)	(986)	559	264	(781)

Total Disbursements	(17,189)	(13,547)	(15,304)	(22,728)	(68,768)	(13,188)	(11,586)	(9,826)	(11,872)	(46,472)	(4,001)	(1,961)	(5,478)	(10,856)	(22,296)

Cash Flow From Operations	8,827	4,980	(5,327)	4,041	12,521	11,863	7,866	10,770	14,847	45,346	(3,036)	(2,886)	(16,097)	(10,806)	(32,825)

Financing
Interest	-	(748)	-	-	(748)	(798)	-	-	-	(798)	798	(748)	-	-	50
Restructuring Costs	(155)	(20)	-	(971)	(1,146)	(293)	(293)	(293)	(293)	(1,172)	138	273	293	(678)	26
Foreign Exchange Translation	(337)	(83)	(130)	(794)	(1,344)	-	-	-	-	-	(337)	(83)	(130)	(794)	(1,344)
Cash Flow from Financing/Restructuring	(492)	(851)	(130)	(1,765)	(3,238)	(1,091)	(293)	(293)	(293)	(1,970)	599	(558)	163	(1,472)	(1,268)

Net Cash Flows	8,335	4,129	(5,457)	2,276	9,283	10,772	7,573	10,477	14,554	43,376	(2,437)	(3,444)	(15,934)	(12,278)	(34,093)

Opening Cash Balance	(813)	7,522	11,651	6,194	(813)	(813)	9,959	17,532	28,009	(813)	-	(2,437)	(5,881)	(21,815)	-
Cash Flow From Operations	8,335	4,129	(5,457)	2,276	9,283	10,772	7,573	10,477	14,554	43,376	(2,437)	(3,444)	(15,934)	(12,278)	(34,093)
Ending Cash Balance	7,522	11,651	6,194	8,470	8,470	9,959	17,532	28,009	42,563	42,563	(2,437)	(5,881)	(21,815)	(34,093)	(34,093)

Note: The above totals are subject to rounding adjustments

APPENDIX "G"

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the "ACI Group")
Weekly Cash Flow Forecast
13 Weeks Ended December 20, 2009
US$000s

Week ended	Notes	27-Sep-09	4-Oct-09	11-Oct-09	18-Oct-09	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	Total

Opening Cash	1	115,598	115,685	108,300	151,283	136,744	143,913	139,644	146,123	139,008	121,035	112,449	105,394	100,660	115,598

Receipts
Total A/R Collections	3	30,343	43,036	40,908	46,973	53,505	47,160	31,159	30,208	37,536	29,748	29,789	31,074	30,110	481,547
Collections on Behalf of Joint Ventures	4	4,104	3,905	3,757	3,757	3,757	3,849	4,402	4,402	4,402	4,402	4,128	4,082	4,082	53,028
Other Inflows	5	5,312	2,233	38,231	2,175	2,175	5,437	6,009	2,241	2,175	2,175	2,237	2,236	2,175	74,810
Total Receipts		39,759	49,174	82,896	52,905	59,436	56,445	41,570	36,851	44,113	36,324	36,153	37,392	36,367	609,385

Disbursements
Trade Payables	6	(27,421)	(25,356)	(23,807)	(22,079)	(22,079)	(22,234)	(25,055)	(23,165)	(23,165)	(23,165)	(23,529)	(23,065)	(23,065)	(307,185)
Capital Expenditures	7	(1,546)	(1,517)	(1,496)	(1,496)	(1,496)	(1,503)	(1,546)	(1,546)	(1,546)	(1,546)	(1,503)	(1,496)	(1,496)	(19,733)
Marine Freight Payments	8	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(16,900)
Utility Payments	9	(7,870)	(5,584)	(3,870)	(7,870)	(7,870)	(7,299)	(3,870)	(7,870)	(7,870)	(7,870)	(4,441)	(3,870)	(7,870)	(84,024)
Payroll & Benefits	10	(11,542)	(10,887)	(5,251)	(11,647)	(5,251)	(16,880)	(5,252)	(11,526)	(5,252)	(12,676)	(9,156)	(10,962)	(5,393)	(121,676)
Joint Venture Remittances, Net	11	(838)	-	-	(14,531)	(844)	-	-	-	(16,571)	(834)	-	-	(18,804)	(52,421)
Restructuring & Other Items	12	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(13,000)
Total Disbursements		(51,517)	(45,644)	(36,725)	(59,923)	(39,840)	(50,216)	(38,022)	(46,407)	(56,704)	(48,391)	(40,930)	(41,693)	(58,928)	(614,939)

Financing
Securitization Inflows / (Outflows)	13	11,846	(7,248)	(3,188)	(7,522)	(12,427)	(6,716)	2,931	2,442	(5,382)	3,480	1,390	(432)	859	(19,967)
Adequate Protection and fees by DCorp to ACCC Term Lenders	14	-	(3,431)	-	-	-	(3,537)	-	-	-	-	(3,431)	-	-	(10,399)
DIP Interest & Fees	15	-	(237)	-	-	-	(245)	-	-	-	-	(237)	-	-	(719)

Total Change in Cash		87	(7,385)	42,983	(14,540)	7,169	(4,269)	6,479	(7,115)	(17,973)	(8,586)	(7,055)	(4,733)	(21,701)	(36,639)

Ending Cash Balance (with ACI DIP Facility Draws)		115,685	108,300	151,283	136,744	143,913	139,644	146,123	139,008	121,035	112,449	105,394	100,660	78,959	78,959

Available Liquidity (Cash and Undrawn DIP)	16	148,385	141,000	183,983	169,444	176,613	172,344	178,823	171,708	153,735	145,149	138,094	133,360	111,659	111,659

Securitization Schedule	17
Allowable Receivable Pool Balance		133,487	126,239	123,050	116,369	103,943	97,227	100,158	103,368	97,986	101,466	102,856	103,161	104,021	104,021
Interest, Fees and Adjustments	18	-	-	-	(841)	-	-	-	(768)	-	-	-	(738)	-	(2,347)
Amount Drawn Under Facility		121,641	133,487	126,239	123,050	116,369	103,943	97,227	100,158	103,368	97,986	101,466	102,856	103,161	121,641
Availability / (Required Repayment)		11,846	(7,248)	(3,188)	(7,522)	(12,427)	(6,716)	2,931	2,442	(5,382)	3,480	1,390	(432)	859	(19,967)

The above forecast uses an exchange rate of CDN$1.00=US$0.90.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the "ACI Group")

Notes to Weekly Cash Flow Forecast

13 Weeks Ended December 20, 2009

US$000s

1.	Opening Cash in the forecast includes cash on hand.
2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group.
3.

Total A/R Collections represent amounts estimated to be collected from the ACI Group's customers. The timing of collections is based on the ACI Group's collection terms with its customers and the latest sales forecast.

4.

Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners' accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.

5.

Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from Joint Ventures, as estimated by the ACI Group. Included in Other Inflows for the week ended October 11, 2009, is $36 million representing the receipt of refunds related to tax credits from the Quebec provincial government.

6.

Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group's raw materials, repairs and maintenance and other goods and services related to production. This line also includes amounts necessary to fund the DCorp Group's recycling operations and a disbursement of $1.8 million in the week ended November 8, 2009 representing the settlement of intercompany SG&A.

7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group's most recent capital expenditure budget.
8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group's outbound marine freight suppliers.
9.	Utility Payments represent amounts estimated to be payable to the ACI Group's hydroelectricity suppliers.
10.	Payroll and Benefits represent estimated amounts for salaries, wages and current service pension costs.
11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.
12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.
13.	Securitization Inflows/(Outflows) represent the estimated net availability or repayment (including interest) of funds under the ACI Group's Amended Securitization Program.
14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.
15.

The DIP Interest & Fees represent cash flows related to the ACI Group's $100 million DIP term loan. This term loan may be drawn in increments to enable the ACI Group to maintain a adequate amount of working capital.

16.

Available Liquidity is calculated as cash on hand plus the undrawn portion of the ACI DIP Facility. Drawings on the ACI DIP Facility are limited to $87.5 million per the terms of the ACI DIP Agreement. This forecast does not reflect the repayment of the ACI DIP Facility on November 1, 2009 which is the date by which it must be repaid, in accordance with its terms. The ACI Group has indicated that it anticipates that amounts outstanding under the ACI DIP Facility will be repaid with the proceeds of the sale of the ACI Group's 60% interest in the Manicouagan Power Company ("MPCo"). This forecast does not include proceeds from the sale of MPCo.

17.

The Securitization Summary represents the ACI Group's estimated calculation of amounts owing or available under the Amended Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).

18.	The Interest, Fees and Adjustments represent interest and fees related to the Amended Securitization Program.

  APPENDIX "H"

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.
Chapter 11/CCAA Cash Flow
13 Week Period Ended December 20, 2009
US$000s

Week Ended		27-Sep-09	4-Oct-09	11-Oct-09	18-Oct-09	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	Total

Receipts	Notes
Trade Receipts	1, 2	5,674	14,056	7,820	24,667	8,781	13,710	10,460	21,571	12,059	15,199	13,711	23,792	11,476	182,974
Settlement Proceeds	3	-	25,585	-	-	-	-	-	-	-	-	-	-	-	25,585
Intercompany A/R Settlements	4	4,000	-	-	-	-	-	-	-	-	-	-	-	-	4,000
Intercompany A/P Settlements	4	4,000	4,000	-	-	-	-	-	-	-	-	-	-	-	8,000
Advances from Bowater Inc.	5	-	-	-	-	-	6,000	6,000	-	2,000	2,000	5,000	(5,000)	-	16,000
Other Receipts	6	-	-	11,700	-	-	-	-	-	-	-	-	-	-	11,700
Total Receipts		13,674	43,641	19,520	24,667	8,781	19,710	16,460	21,571	14,059	17,199	18,711	18,792	11,476	248,259

Disbursements
Trade Payables	7	(7,416)	(10,545)	(12,428)	(12,428)	(12,428)	(12,471)	(12,733)	(12,733)	(12,733)	(12,733)	(11,046)	(10,765)	(10,765)	(151,221)
Intercompany SG&A Allocation	8	(400)	-	-	-	-	-	-	-	-	-	-	-	-	(400)
Freight	9	(895)	(1,225)	(1,472)	(1,472)	(1,472)	(1,469)	(1,452)	(1,452)	(1,452)	(1,452)	(1,285)	(1,257)	(1,257)	(17,610)
Payroll and Benefits	10	(1,736)	(4,981)	(1,733)	(3,780)	(1,733)	(4,981)	(1,736)	(3,782)	(1,736)	(2,410)	(4,306)	(2,408)	(3,106)	(38,427)
Capital Expenditures	11	(467)	(458)	(452)	(452)	(452)	(454)	(467)	(467)	(467)	(467)	(454)	(452)	(452)	(5,957)
Interest	12	(350)	(881)	-	-	(338)	(881)	-	-	(338)	-	(1,028)	-	-	(3,815)
Restructuring Costs	13	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(3,803)
Settlement Disbursements to Trust	3	-	(25,585)	-	-	-	-	-	-	-	-	-	-	-	(25,585)
Total Disbursements		(11,555)	(43,968)	(16,377)	(18,424)	(16,715)	(20,548)	(16,679)	(18,726)	(17,017)	(17,354)	(18,411)	(15,174)	(15,871)	(246,818)

Cash Flow from Operations		2,119	(327)	3,143	6,243	(7,933)	(838)	(220)	2,845	(2,958)	(155)	301	3,618	(4,395)	1,441

Opening Bank Balance		8,473	10,592	10,265	13,408	19,651	11,718	10,879	10,660	13,504	10,546	10,391	10,691	14,309	8,473
Cash Flow		2,119	(327)	3,143	6,243	(7,933)	(838)	(220)	2,845	(2,958)	(155)	301	3,618	(4,395)	1,441
Closing Bank Balance	2	10,592	10,265	13,408	19,651	11,718	10,879	10,660	13,504	10,546	10,391	10,691	14,309	9,914	9,914

Settlement Proceeds Held in Trust by Monitor	14	-	25,585	25,585	25,585	25,585	25,585	25,585	25,585	25,585	25,585	25,585	25,585	25,585	25,585

Closing Bank Balance including Settlement Proceeds		10,592	35,850	38,993	45,236	37,303	36,464	36,245	39,089	36,131	35,976	36,276	39,895	35,500	35,500

Current Revolving Credit Facility
Current Credit Facility Balance, Opening		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576
Current Credit Facility Drawings / (Repayments)		-	-	-	-	-	-	-	-	-	-	-	-	-	-
Current Credit Facility L/C Drawings / (Repayments)		-	-	-	-	-	-	-	-	-	-	-	-	-	-
Current Balance, Closing		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576

Intercompany A/R Balance	15
Ending Balance		50,352	50,866	55,499	56,348	59,534	60,046	62,026	63,378	64,483	64,068	63,534	62,766	63,087	63,087

The above forecast uses an exchange rate of CDN$1.00=US$0.90

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. ("BCFPI")

Notes to CCAA Cash Flow

13 Week Period Ended December 20, 2009

US$000s

1.	Trade Receipts are based on BCFPI's estimate of collection terms and BCFPI's latest sales forecast.
2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.
3.

Settlement Proceeds represent funds to due BCFPI pursuant to an agreement it has with Smurfit-Stone Container Canada Inc. ("Smurfit"). The agreement between BCFPI and Smurfit has been approved by courts in both Canada and the U.S. in both BCFPI's and Smurfit's respective insolvency proceedings. The ultimate timing of this receipt is not yet known, but an amount has been reflected in the week ended October 4, 2009. Pursuant to an order issued in BCFPI's CCAA proceeding by the Superior Court of Quebec, BCFPI's CCAA Monitor will hold the funds in trust until such time as there is certainty with respect to the disposition of such funds pursuant to an order of the court. The Smurfit funds are currently held up due to the existence of certain liens / hypothecs that are to be removed by Smurfit.

4.	Intercompany A/R and A/P Settlements represent funds received by BCFPI in settlement of intercompany balances with BI.
5.	Advances from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility.
6.	Other Receipts include amounts received for refunds in respect of road tax credits from the Quebec provincial government.
7.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities and other production items.
8.

Intercompany SG&A Allocation represents expenses incurred by BCFPI's parent company on behalf of BCFPI which are charged to BCFPI in the week ended September 27, 2009, pursuant to its normal process for the allocation of such costs.

9.	Freight represents disbursements in respect of costs to deliver product to customers.
10.

Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.

11.

Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI's various capital equipment suppliers and reflect requirements pursuant to BCFPI's most recent capital expenditure budget.

12.	Interest represents interest costs for the company's senior secured revolving facility, the existing secured term loan and the new DIP facility.
13.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the new DIP facility.
14.	Settlement Proceeds Held in Trust do not form part in the Total Ending Cash Balance.
15.

The intercompany accounts receivable balance represents pre-filing and post-filing sales to customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.

APPENDIX "I"

KEY PERFORMANCE INDICATORS

ACI Group
KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June	July	August	Total

Newsprint	95,561	109,805	115,877	96,250	99,548	107,024	98,331	86,853	809,248

Specialty Paper	99,378	84,047	91,929	82,694	84,284	91,139	103,444	112,041	748,954

Pulp	2,573	4,364	2,645	3,332	4,392	3,882	4,619	6,793	32,599

	197,512	198,215	210,450	182,276	188,223	202,044	206,393	205,687	1,590,801

Net sales (US$000)	January	February	March	April	May	June	July	August	Total

	154,055	153,360	161,003	127,136	127,879	139,103	133,736	131,245	1,127,517

Net selling price per tonne (US$)	January	February	March	April	May	June	July	August	Total

	780	774	765	697	679	688	648	638	709

Mill Uptime (%)	January	February	March	April	May	June	July	August	Total

	70	78	76	78	78	76	77	82	77

Lumber

Sales (mmbf)	January	February	March	April	May	June	July	August	Total

	58	60	68	61	62	64	62	69	504

Net sales (US$000)	January	February	March	April	May	June	July	August	Total

	15,153	14,356	16,868	16,161	16,893	18,261	18,933	21,022	137,646

Sales per mbf (US$)	January	February	March	April	May	June	July	August	Total

	260	241	249	265	271	285	306	304	273

Bowater Canadian Forest Products Inc.
KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June	July	August	Total

Newsprint	40,281	16,277	37,216	35,685	37,851	32,488	39,356	33,141	272,295

Specialty Paper	19,605	17,960	18,644	20,608	20,242	12,758	6,081	3,316	119,214

Pulp	23,816	17,478	18,914	20,083	24,923	20,243	36,817	29,269	191,543

	83,703	51,715	74,774	76,376	83,016	65,489	82,254	65,726	583,052

Net sales (US$000)	January	February	March	April	May	June	July	August	Total

	57,535	34,757	49,972	47,329	48,904	37,331	45,046	35,272	356,146

Net selling price per tonne (US$)	January	February	March	April	May	June	July	August	Total

	687	672	668	620	589	570	548	537	611

Mill Uptime (%)	January	February	March	April	May	June	July	August	Total

	83	80	84	84	84	85	56	58	84

Lumber

Sales (mmbf)	January	February	March	April	May	June	July	August	Total

	27	30	34	27	35	34	32	30	250

Net sales (US$000)	January	February	March	April	May	June	July	August	Total

	5,514	6,049	7,095	5,694	7,621	7,997	8,020	7,372	55,362

Sales per mbf (US$)	January	February	March	April	May	June	July	August	Total

	206	199	206	207	221	235	250	245	222